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                                                                   EXHIBIT 10.16

                             INTERCOMPANY AGREEMENT

                  INTERCOMPANY AGREEMENT dated as of October 24, 2000 (this "Agreement"), by and between GREYHOUND LINES, INC., a Delaware corporation (the "Company") and LAIDLAW TRANSPORTATION, INC., a Delaware corporation ("LTI").

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

         SECTION 1.01. DEFINITIONS. Wherever used in this Agreement, unless the context otherwise requires, the following terms have the meanings indicated (such meanings to be equally applicable to both the singular and the plural form of the terms defined):

               "Affiliate" means a Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               "Bankruptcy Code" means 11 U.S.C. Section 101 et seq., as amended from time to time, and any successor statute.

               "Business Day" means a day when banks are open for business in New York, New York.

               "Closing Date" shall have the meaning provided therefor in the Senior Credit Facility.

               "Company" has the meaning provided therefor in the introductory paragraph.

               "Dollars" and the sign "$" means the lawful currency of the United States of America.

               "Foothill" means Foothill Capital Corporation, a California corporation, in its capacity as administrative agent under the Senior Credit Facility.

               "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

               "Insolvency Proceeding" has the meaning provided therefor in
          Section 4.02.

               "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

               "Loan" means any amount from time to time owing by the Company to LTI hereunder.

               "LTI Obligations" means any Obligations owing to LTI hereunder.

               "Material Adverse Effect" has the meaning provided therefor in
          Section 3.01(a).

               "Maturity Date" has the meaning provided therefor in Section 2.01(a).

               "Obligations" means all present and future indebtedness of the Company which may be, from time to time, directly or indirectly incurred by the Company, including, but not limited to, any negotiable instruments evidencing the same, and all guaranties, debts, demands, monies, indebtedness, liabilities, and obligations owed or to become owing, including interest, principal, costs, and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, security interests, or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent, or by operation of law, other than obligations which are general accounts or trade payables.

               "Person" means any individual, corporation, company, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.




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               "Senior Credit Facility" shall mean that certain Loan and
          Security Agreement dated as of even date herewith by and among the Company, as borrower, the lenders from time to time party thereto (the "Senior Lenders"), and Foothill.

               "Senior Obligations" means any Obligations owing under the Senior Credit Facility.

               "Subsidiary" with respect to any Person, means (i) any corporation of which the outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person.

               SECTION 1.02. INTERPRETATION. In this Agreement, unless the context otherwise requires:

               (a) headings and underlinings are for convenience only and do not affect the interpretation of this Agreement;

               (b) words importing the singular include the plural and vice versa, and the word "including" shall mean "including, without limitation" unless the context otherwise requires;

               (c) an expression importing a natural Person includes any company, partnership, trust, joint venture, association, corporation or other body corporate and any Governmental Authority or agency;

               (d) a reference to a Section, party, Exhibit, Annex or Schedule is a reference to that Section of, or that party, Exhibit, Annex or Schedule to, this Agreement;

               (e) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement; and

               (f) a reference to a party to any document includes that party's successors and permitted assigns.

               SECTION 1.03. BUSINESS DAY ADJUSTMENT. Where the day on or by which a payment is due to be made is not a Business Day, that payment shall be due on or by the next succeeding Business Day.

                                   ARTICLE II
                         TERMS OF INTERCOMPANY ADVANCES

                  SECTION 2.01. TREATMENT OF INTERCOMPANY ADVANCES.

                  (a) Subject to the terms and conditions set forth herein, any amounts owing to LTI from the Company from time to time following the Closing Date (other than general accounts or trade payables) shall be deemed to be a Loan, and shall be due and payable upon the later of (i) 91 days following payment in full of all amounts due and owing under the Senior Credit Facility or
(ii) demand by LTI of payment therefor (the "Maturity Date").

                  (b) On the Closing Date, any general accounts or trade payables owing to LTI by the Company in excess of $43 million shall be deemed to be "Loans" hereunder, and shall no longer constitute trade payables.




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                  (c) Any Loans outstanding hereunder shall not be required to be evidenced by a promissory note in favor of LTI, but shall be reflected on the books of the Company as indebtedness to LTI.

                  SECTION 2.02. INTEREST. The Company shall pay interest on the principal amount of Loans outstanding hereunder, in arrears on the Maturity Date at the Applicable Federal Rate (as such term is defined in the Internal Revenue Code of 1986, as amended and the regulations thereunder) per annum. Interest shall be calculated on the basis of a 365 or 366 day year, as applicable, for the number of days elapsed.

                  SECTION 2.03. PRINCIPAL PAYMENTS. The Company shall repay any outstanding principal of the Loans to LTI on the Maturity Date. Subject to
Article IV hereof, the Company shall be entitled to pay any amounts outstanding hereunder prior to the Maturity Date without penalty or premium.

                  SECTION 2.04. USE OF PROCEEDS. The Company shall use the proceeds of the Loans hereunder for working capital and other general corporate purposes of the Company and/or any of its Subsidiaries.

                  SECTION 2.05. RECEIPT OF PAYMENTS. The Company shall make payments on the Loans not later than 3:00 P.M. (New York time) on the day when due in Dollars in immediately available funds to LTI's depository bank in the United States as designated by LTI from time to time for deposit in LTI's depositary account. For purposes only of computing interest under this Agreement, all payments shall be applied by LTI to the Loans on the day payment is credited by LTI's depository bank to LTI's account in immediately available funds.

                  SECTION 2.06. APPLICATION OF PAYMENTS. The Company irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by LTI from or on behalf of the Company pursuant to the terms of this Agreement, and the Company irrevocably agrees that LTI shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of the Company and in repayment of the Loans as it may deem advisable. In the absence of a specific determination by LTI with respect thereto, the same shall be applied in the following order: (i) then due and payable fees and expenses; (ii) then due and payable interest payments on the Loans; and (iii) then due and payable principal payments on the Loans.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.01. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to, and agrees with LTI that:

                  (a) The Company and each of its Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect").

                  (b) The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company has taken all necessary action to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby, except for any consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.




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                  (c) This Agreement has been duly authorized, executed and
delivered by the Company and constitutes valid and legally binding agreements of the Company, enforceable against the Company in accordance with its terms, except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and (ii) to the extent that the enforceability of rights to indemnification and contribution thereunder may be limited by federal or state securities laws or regulations or the public policy underlying such laws or regulations.

                  (d) The execution, delivery and performance by the Company of this Agreement and compliance by the Company with the terms hereof and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with or result in a breach or violation of: (i) any of the terms, conditions, or provisions of the certificate of incorporation or bylaws of the Company; (ii) any of the terms, conditions, or provisions of any material agreement to which the Company is a party; (iii) any state or federal law applicable to it; or (iv) any judgment, writ, injunction, decree, order, or ruling of any court or governmental authority binding on the Company.

                  No injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of its Subsidiaries which would prevent or suspend the execution and delivery of this Agreement; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the execution, delivery and performance of this Agreement by the Company or in any manner draw into question the validity or enforceability of this Agreement or any action taken or to be taken pursuant hereto.

                  SECTION 3.02. REPRESENTATIONS AND WARRANTIES OF LTI. LTI makes the following representations and warranties to the Company, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date. LTI hereby represents and warrants to, and agrees with, the Company (and acknowledges that the Company will rely thereon), as follows:

                  LTI is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a Material Adverse Effect.

                  (a) LTI has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. LTI has taken all necessary action to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby, except for any consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.

                  This Agreement has been duly authorized, executed and delivered by LTI and constitutes valid and legally binding agreements of LTI, enforceable against LTI in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  The execution, delivery and performance by LTI of this Agreement and compliance by LTI with the terms hereof and the consummation by LTI of the transactions contemplated hereby do not and will not conflict with or result in a breach or violation of: (i) any of the terms, conditions, or provisions of the certificate of




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incorporation or bylaws of LTI; (ii) any of the terms, conditions, or provisions of any material agreement to which LTI is a party; (iii) any state or federal law applicable to it; or (iv) any judgment, writ, injunction, decree, order, or ruling of any court or governmental authority binding on LTI.

                  No injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to LTI or any of its Subsidiaries which would prevent or suspend the execution and delivery of this Agreement; no action, suit or proceeding is pending against or, to the best knowledge of LTI, threatened against or affecting LTI or any of its Subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the execution, delivery and performance of this Agreement by LTI or in any manner draw into question the validity or enforceability of this Agreement or any action taken or to be taken pursuant hereto.

                  The foregoing representations, warranties and agreements shall survive the execution and delivery of this Agreement.

                                   ARTICLE IV
                                  SUBORDINATION

                  SECTION 4.01. SUBORDINATION OF LTI OBLIGATIONS TO SENIOR
                                OBLIGATIONS.

                  (a) Any and all LTI Obligations, including, but not limited to, the obligations of the Company owing to LTI hereunder are hereby subordinated to any and all Senior Obligations or any other agreement or agreements between Foothill and the Company, now or hereafter existing, whether matured or not, including any interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts. Except as may be expressly provided in this Agreement, no payment shall be made by the Company on the LTI Obligations until: (a) all of the Senior Obligations have been indefeasibly paid by the Company in full, in cash; and (b) all obligations of the lenders under the Senior Credit Facility to make loans or advances to, or to issue or guarantee letters of credit for the account of, the Company shall have terminated.

                  SECTION 4.02. INSOLVENCY. In the event of any assignment by the Company for the benefit of the Borrower's creditors, of any voluntary or involuntary bankruptcy proceedings instituted by or against the Company, of the appointment of any receiver for the Company or the Company's business or assets, or of any dissolution or other winding up of the affairs of the Company or of the Company's business (collectively, "Insolvency Proceedings"), and in all such cases respectively, the officers of the Company and any assignee, trustee in bankruptcy, receiver, and other person or persons in charge, are hereby directed to pay to Foothill the full amount of the Senior Obligations (including all interest accruing, and all interest which, but for the application of the Bankruptcy Code, would have accrued, after the commencement of any such Insolvency Proceeding), in cash, before making any payments or distributions of any kind to LTI.

                  SECTION 4.03. LIMITATIONS ON LTI'S ACTIONS. Except as may be expressly provided in this Agreement, so long as any of the Senior Obligations remains unpaid, in whole or in part, and so long as the lenders under the Senior Credit Facility are committed or otherwise obligated to make loans and advances to, or guarantee letters of credit for the account of, the Company pursuant to the Senior Credit Facility, LTI agrees not to: (i) accelerate or collect or receive payment upon, by setoff or in any other manner, any portion of the LTI Obligations; (ii) sell, assign, exchange, redeem, transfer, pledge, or give a security interest in the LTI Obligations; (iii) enforce, collect, realize upon, or apply any collateral security now or hereafter existing for the LTI Obligations; (iv) commence, prosecute, or participate in any administrative, legal, or equitable action that might adversely affect the Company or Foothill or either of their interests; (v) join in any Insolvency Proceeding; (vi) take any lien on or security interest in any of the Company's real or personal property; (vii) incur any obligation to, or receive any loans,




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advances, or gifts from the Company; and (viii) modify any of the terms and conditions of the LTI Obligations.

                  SECTION 4.04. MODIFICATION OF SENIOR CREDIT FACILITY. LTI agrees that Foothill and the other lenders under the Senior Credit Facility shall have absolute power and discretion, without notice to LTI, to deal in any manner with the Senior Obligations, including, but not by way of limitation, the power and discretion to do any of the following: (a) any demand for payment of any Senior Obligation may be rescinded in whole or in part, and any Senior Obligation may be continued, and the Senior Obligations or the liability of the Company or any other party upon or for any part thereof, or any collateral security or guaranty therefor, or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released; and (b) the Senior Credit Facility and any document or instrument evidencing or governing the terms of any other Senior Obligations or any collateral security documents or guaranties or documents in connection with the Senior Credit Facility or the Senior Obligations may be amended, modified, supplemented, or terminated, in whole or in part, as Foothill may deem advisable from time to time, and any collateral security at any time held by Foothill for the payment of any of Senior Obligations may be sold, exchanged, waived, surrendered, or released. LTI will remain bound under this Agreement, and the subordination provided for herein shall not be impaired, abridged, released, or otherwise affected notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender, or release. The Senior Obligations shall conclusively be deemed to have been created, contracted, or incurred in reliance upon this Agreement, and all dealings between the Company and Foothill and the other lenders party to the Senior Lenders shall be deemed to have been consummated in reliance upon this Agreement.

                  SECTION 4.05. LTI'S WAIVERS. LTI waives: (a) any and all notice of the creation, modification, renewal, extension, or accrual of any of the Senior Obligations and notice of or proof of reliance by Foothill or the Senior Lenders upon this Agreement; (b) and agrees not to assert against Foothill or the Senior Lenders any rights which a guarantor or surety could exercise; but nothing in this Agreement shall constitute LTI a guarantor or surety; (c) the right, if any, to require Foothill or the Senior Lenders to marshal or otherwise require Foothill or the Senior Lenders to proceed to dispose of or foreclose upon collateral in any manner or order; and (d) any right of subrogation, contribution, reimbursement, or indemnity which it may have against the Company arising directly or indirectly out of this Agreement.

                  SECTION 4.06. CONTINUING NATURE. Notwithstanding any action or inaction by Foothill or the Sr. Lenders with respect to the Senior Obligations or with respect to any collateral therefor or any guaranties thereof, this Agreement, the obligations of LTI owing to Foothill and the Sr. Lenders, the rights and privileges of Foothill and the Sr. Lenders and hereunder, shall continue until indefeasible payment in full, in cash, of all of the Senior Obligations and termination of any obligation of Foothill or the lenders under the Senior Credit Facility to make loans or advances to, or guarantee letters of credit for the account of, the Company. All rights, power, and remedies hereunder shall apply to all past, present, and future Senior Obligations, including those arising out of successive transactions which may continue, renew, increase, decrease, or from time to time create new Senior Obligations. The subordinations, agreements, and priorities set forth herein shall remain in full force and effect, regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with the Company.

                  SECTION 4.07. NO LTI LIENS. LTI further agrees that in case LTI shall, in contravention of the terms of this Agreement, take or receive any security interest in, or lien by way of attachment, execution, or otherwise, on any of the real or personal property of the Company, or should take or join in any other measure or advantage contrary to this Agreement, at any time prior to the payment in full, in cash, of all of the Senior Obligations, Foothill shall be entitled to have the same vacated, dissolved, and set aside by such proceedings at law or otherwise as Foothill may deem proper, and this Agreement shall constitute full and sufficient grounds therefor and shall entitle Foothill to become a party to any proceedings at law or otherwise initiated by Foothill or by any other party, in or by which Foothill may deem it proper to protect Foothill's interest hereunder.

                  SECTION 4.08. PAYMENTS IN TRUST. Except as otherwise expressly agreed to herein, if LTI shall receive any payments, collateral security, or other rights in any property of the Company in violation of this Agreement, such payment or property shall be received by LTI in trust for Foothill and shall immediately be delivered and transferred to Foothill.

                  SECTION 4.09. NO PRIOR SUBORDINATIONS. No currently effective subordinations of the LTI Obligations have previously been executed by LTI for the benefit of anyone else, and any such subordinations hereafter executed will be, and shall be expressed to be, subject and subordinate to the terms of this Agreement.

                  SECTION 4.10. FINANCIAL CONDITION OF THE COMPANY. LTI represents and warrants to Foothill that LTI is currently informed of the financial condition of the Company and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Senior Obligations. LTI further represents and warrants to Foothill that LTI has read and understands the terms and conditions of the Senior Credit Facility. LTI hereby covenants that LTI will continue to keep informed of the Company's financial condition, the financial condition of other guarantors of the Senior Obligations, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Senior Obligations.

                  SECTION 4.11. ADDITIONAL DOCUMENTS. LTI agrees to execute and deliver, upon the request of Foothill, such documents and instruments (appropriate for filing or recording, if requested) as may be necessary or appropriate to fully implement or to fully evidence the understanding and agreements contained in this Agreement.

                                   ARTICLE V
                                  MISCELLANEOUS

                  SECTION 5.01. NOTICES. Any notice, request or other communication to be given or made under this Agreement shall be in writing. Subject to Section 5.03, the notice, request or other communication may be delivered in person, by a nationally recognized overnight courier service requiring acknowledgement of receipt and delivery, by United States registered mail, postage prepaid and return receipt requested, or by facsimile, to the party's address specified below or at such other address as such party notifies to the other party from time to time and will be effective upon receipt.



                  If to the Company:

                  General Counsel
                  Greyhound Lines, Inc.
                  15110 North Dallas Parkway, Suite 600
                  Dallas, Texas  75248
                  Facsimile:  (214) 789-7403

                  If to LTI:

                  Susan Whittaker
                  Laidlaw Transportation, Inc.
                  600 Six Flags Drive Suite 300
                  Arlington, TX 76011
                  Facsimile: (817) 652-9984

                  SECTION 5.02. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Texas.

                  SECTION 5.03. BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. LTI and the Company agree that Foothill and the Sr. Lenders are intended to be third party beneficiaries of this agreement.

                  SECTION 5.04. ASSIGNMENTS. The Company may not assign or delegate any of its interests or obligations under this Agreement. LTI may assign its rights under this Agreement to any of its Affiliates or Subsidiaries, so long as such assignee agrees to be bound by Article IV hereof.

                  SECTION 5.05. AMENDMENT. Neither this Agreement nor any terms hereof may be changed, waived or discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Company and LTI and acknowledged and agreed to by Foothill.

                  SECTION 5.06. COUNTERPARTS; INTEGRATION. This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, and as written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 5.07. REMEDIES AND WAIVERS. No failure or delay by any party hereto in exercising any power, remedy, discretion, authority or other rights under this Agreement shall waive or impair that or any other right of such party. No single or partial exercise of such a right shall preclude its additional or future exercise. No such waiver shall waive any other right under this Agreement. All waivers or consents given under this Agreement shall be in writing.

                  SECTION 5.08. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 5.09. WAIVER OF JURY TRIAL. Each party hereto hereby irrevocably waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal action or proceeding directly or indirectly arising out of or relating to this agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of the other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this agreement by, among other things, the mutual waiver and certifications in this section.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]




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                  IN WITNESS WHEREOF, the parties have caused this Intercompany
Agreement to be signed in their respective names as of the date above first written.



                                           GREYHOUND LINES, INC.


                                           By: /s/ JEFF SANDERS
                                              ----------------------------------
                                           Name: Jeff Sanders
                                                --------------------------------
                                           Title: SVP-CFO
                                                 -------------------------------




                                            LAIDLAW TRANSPORTATION, INC.


                                            By: /s/ IVAN R. CAIRNS
                                               ---------------------------------
                                            Name: Ivan R. Cairns
                                                 -------------------------------
                                            Title: Snr. Vice-Pres.
                                                  ------------------------------




Acknowledged and agreed to as of the date first set forth above:


FOOTHILL CAPITAL CORPORATION, as Agent



By: /s/ PATRICIA MCLAUGHLIN
   ------------------------------------
Name: Patricia McLaughlin
     ----------------------------------
Title: VP
      ---------------------------------